                                                                    EXHIBIT 15
                                                                    ----------

COOPERS & LYBRAND L.L.P.


                                                               August 12, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Ladies and Gentlemen:

             Re:  Pacific Bell Registration Statement on Form S-3
             ----------------------------------------------------

We are aware that our report dated August 12, 1996 on our review of the interim financial information of Pacific Bell and Subsidiaries for the six-month period ended June 30, 1996 included in this Form 10-Q is incorporated by reference in the Company's registration statement as follows:

            Form S-3:  Pacific Bell $1.575 Billion Debt Securities
            ------------------------------------------------------

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                    Very truly yours,




                    /s/ Coopers & Lybrand L.L.P.